Exhibit 99.1
NEWS RELEASE
Cornerstone Building Brands Reports
Second Quarter 2019 Results

CARY, NC, August 7, 2019 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, today reported financial results for the quarter ended June 29, 2019.
Financial and Operational Highlights for the Second Quarter:

•	Net sales of $1,295.5 million

•	Gross profit of $304.7 million, or 23.5% of net sales

•	Net income of $17.5 million and adjusted net income of $32.1 million

•	Adjusted EBITDA of $172.3 million, or 13.3% of net sales
Strategic Highlights for the Second Quarter:

•	Realized 20 basis point expansion in gross profit margin to 23.5% compared to 23.3% in the pro forma prior year period

•
Attained merger synergies of $12.6 million and cost improvement initiatives of $14.3 million during the quarter bringing the 2019 cumulative synergies and cost improvement initiatives achieved to $42.4 million

•	Made significant progress in the integrations of the Atrium and Silver Line businesses into the Windows segment and Environmental StoneWorks (“ESW”) into the Siding segment during the quarter
Commenting on Cornerstone Building Brands’ second quarter performance, Chairman and Chief Executive Officer James S. Metcalf stated, “During the second quarter, we made continued progress on our strategic, operational, and financial objectives, achieving Adjusted EBITDA margin expansion in each of our business segments. Although most of our end use markets experienced lower year-over-year volumes, through price discipline and cost management, we delivered solid performance during the period. Pricing actions taken at the beginning of the year combined with continued integration and cost improvement initiatives, have offset higher raw material, freight and labor costs, and are driving bottom line margin expansion.”
Mr. Metcalf continued, “Our cost savings and integration initiatives remain on track. Across all our businesses, we have line of sight to achieving our cost savings target for this year and in 2020. During the quarter, we finalized a majority of the steps necessary to complete the integrations of the Atrium and Silver Line businesses into our Windows segment, a key milestone for the Company.”
Second Quarter 2019 Results
In December 2018, the Company announced a change to its fiscal year end from a 52/53 week year ending in October to a four-four-five week calendar year end reporting structure. As a result of this change and the Ply Gem Merger, the financial results for the second quarter 2019 are not directly comparable to the second quarter of fiscal year 2018.
Consolidated net sales in the three months ended June 29, 2019 were $1,295.5 million, compared to $457.1 million in the three months ended April 29, 2018. The year-over-year improvement was primarily driven by the addition of Ply Gem’s and ESW’s net sales.
Gross profit was $304.7 million in the three months ended June 29, 2019, compared to $104.1 million in the three months ended April 29, 2018. Gross profit margins were 23.5% in the three months ended June 29, 2019, compared to 22.8% in the three months ended April 29, 2018. The gross profit percentage increase was driven by the combination of margin expansion in the Commercial segment and the addition of historically higher Ply Gem gross profit margins, including the Siding segment that generated higher margins in the period.
Selling, general and administrative (“SG&A”) expenses were $158.0 million in the three months ended June 29, 2019 compared to $74.4 million in the three months ended April 29, 2018. The increased year-over-year SG&A expense reflects the addition of Ply Gem and ESW, which was acquired on February 20, 2019. As a percentage of net sales, SG&A expenses were 12.2% in the three months ended June 29, 2019 compared to 16.3% in the three months ended April 29, 2018.

Operating income in the three months ended June 29, 2019 was $80.9 million, compared to operating income of $19.0 million in the three months ended April 29, 2018. The operating income in the 2019 period reflects the addition of Ply Gem’s and ESW’s operating income in the three months ended June 29, 2019 offset by $44.1 million in increased amortization expense associated with the intangibles from the Ply Gem Merger and ESW acquisitions, $11.0 million of additional strategic development and acquisition related costs, and $6.6 million of additional restructuring and impairment charges. Adjusted Operating Income, a non-GAAP financial measure which excludes certain items, was $101.7 million in three months ended June 29, 2019, compared to $27.3 million in the three months ended April 29, 2018.
Net income applicable to common shares in the three months ended June 29, 2019 was $17.3 million, or $0.14 per diluted common share, compared to a net loss of $5.7 million, or ($0.09) per diluted common share in the three months ended April 29, 2018.
Adjusted EBITDA, a non-GAAP financial measure, defined in accordance with the Company's credit agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $172.3 million in the three months ended June 29, 2019, compared to $40.0 million in the three months ended April 29, 2018. Please see the reconciliations of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA to the nearest financial measures prepared in accordance with GAAP in the accompanying financial tables.
Cash and cash equivalents as of June 29, 2019 were $87.5 million. As of June 29, 2019, the Company had $220.0 million drawn on its $611.0 million asset-based lending (“ABL”) facility.
Second Quarter 2019 Segment Performance
Net sales in the Commercial segment were $480.3 million in the three months ended June 29, 2019 compared to $457.1 million in the three months ended April 29, 2018. The year-over-year increase was primarily a result of changes to the segment’s fiscal quarter comparable period, with second quarter of 2019 results including May and June, which are historically stronger periods when compared to the legacy quarter ended April 29, 2018. Gross profit was $121.4 million in the three months ended June 29, 2019, compared to $104.1 million in the three months ended April 29, 2018. As a percent of net sales, gross profit was 25.3%, an increase of 250 basis points, compared to 22.8% in the three months ended April 29, 2018. The increase was driven by the change in fiscal calendar noted above combined with benefits from cost initiatives and merger synergies. Operating income was $58.8 million during the three months ended June 29, 2019, compared to $40.0 million in the three months ended April 29, 2018.
The Siding segment generated $306.5 million in net sales during the three months ended June 29, 2019, which included $43.4 million from ESW. Gross profit in the three months ended June 29, 2019 was $85.0 million and 27.7% as a percent of net sales. Operating income was $25.9 million in the three months ended June 29, 2019.
Net sales in the Windows segment were $508.6 million during the three months ended June 29, 2019, which included $112.1 million attributable to Silver Line. Ply Gem’s acquisition of a portfolio of products sold under the Silver Line and American Craftsman brands, certain manufacturing plants and associated distribution and support services was completed on October 14, 2018. Gross profit in the three months ended June 29, 2019 was $98.2 million. As a percent of net sales, the Window segment’s gross profit was 19.3%. Operating income was $31.9 million in the three months ended June 29, 2019.
Guidance
The Company’s key economic indicators are tracking toward low growth in the residential new construction and repair & remodel markets and a moderate contraction in the commercial construction markets. Based on these market indicators and the synergies and cost initiatives, the Company expects Adjusted EBITDA to be in the range of $170 to $185 million for the third quarter of fiscal 2019.
The Company has provided additional detailed financial guidance in the quarterly investor presentation that can be found at www.cornerstonebuildingbrands.com under the “Investors” section.
Conference Call Information
The Company’s second quarter fiscal 2019 conference call is scheduled for Wednesday, August 7, 2019 at 9:00 a.m. ET. Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.cornerstonebuildingbrands.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode of 13692112# when prompted. The taped replay will be available two hours after the call through August 14, 2019. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the website for approximately 90 days.

About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the organization serves residential and commercial customers across new construction and the repair & remodel markets. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes more than 21,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations, including our expectations with respect to the Company’s estimated cost savings initiatives following the Ply Gem Merger. Among the factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties relating to industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; inability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; changes in laws or regulations; the effects of certain external domestic or international factors that we may not be able to control, including war, civil conflict, terrorism, natural disasters and public health issues; our ability to obtain financing on acceptable terms; recognition of goodwill or asset impairment charges; commodity price volatility and/or limited availability of raw materials, including steel, PVC resin and aluminum; retention and replacement of key personnel; increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers; our ability to employ, train and retain qualified personnel at a competitive cost; enforcement and obsolescence of our intellectual property rights; changes in foreign currency exchange and interest rates; costs and liabilities related to compliance with environmental laws and environmental clean-ups; changes in building codes and standards; potential product liability claims, including class action claims and warranties, relating to products we manufacture; competitive activity and pricing pressure in our industry; the credit risk of our customers; the dependence on a core group of significant customers in our Windows and Siding segments; operational problems or disruptions at any of our facilities, including natural disasters; volatility of the Company’s stock price; our ability to make strategic acquisitions accretive to earnings; to fully realize expected cost savings and synergies, including those identified as a result of the Ply Gem Merger; significant changes in factors and assumptions used to measure certain of Ply Gem Parent LLC’s defined benefit plan obligations and the effect of actual investment returns on pension assets; volatility in transportation, energy and freight prices; the adoption of climate change legislation; limitations on our net operating losses, interest deductibility and payments under the tax receivable agreement; breaches of our information system security measures; damage to our major information management systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; the effect of tariffs on steel imports; the cost and difficulty associated with integrating and combining acquired businesses; potential write-downs or write-offs, restructuring and impairment or other charges required in connection with the Ply Gem merger ; potential claims arising from the operations of our various businesses arising from periods prior to the dates they were acquired; substantial governance and other rights held by our sponsor investors; the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; the effect of increased interest rates on our ability to service our debt and downgrades of our credit ratings. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018, our Transition Report on Form 10-QT for the transition period from October 29, 2018 to December 31, 2018 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	April 29, 2018	June 29, 2019	April 29, 2018
Net sales	$1,295,457	$457,069	$2,360,289	$878,418
Cost of sales	990,794	352,986	1,869,709	682,418
Gross profit	304,663	104,083	490,580	196,000
	23.5%	22.8%	20.8%	22.3%

Selling, general and administrative expenses	158,028	74,406	312,334	149,192
Intangible asset amortization	46,511	2,413	87,974	4,825
Restructuring and impairment charges, net	7,107	488	10,538	1,582
Strategic development and acquisition related costs	12,086	1,134	26,168	1,861
Loss on disposition of business	—	6,686	—	6,686
Income from operations	80,931	18,956	53,566	31,854
Interest income	121	37	336	70
Interest expense	(58,299)	(4,849)	(116,585)	(12,341)
Foreign exchange gain (loss)	523	(305)	1,700	166
Loss on extinguishment of debt	—	(21,875)	—	(21,875)
Other income (expense), net	(397)	270	(52)	727
Income (loss) before income taxes	22,879	(7,766)	(61,035)	(1,399)
Provision (benefit) for income taxes	5,346	(2,082)	(18,551)	(964)
	23.4%	26.8%	30.4%	68.9%

Net income (loss)	17,533	(5,684)	(42,484)	(435)
Net income allocated to participating securities	(270)	—	—	—
Net income (loss) applicable to common shares	$17,263	$(5,684)	$(42,484)	$(435)

Income (loss) per common share:
Basic	$0.14	$(0.09)	$(0.34)	$(0.01)
Diluted	$0.14	$(0.09)	$(0.34)	$(0.01)

Weighted average number of common shares outstanding:
Basic	125,516	66,210	125,510	66,311
Diluted	125,516	66,210	125,510	66,311

Increase in net sales	183.4%	8.7%	168.7%	8.2%

Selling, general and administrative expenses percentage of net sales	12.2%	16.3%	13.2%	17.0%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29, 2019	October 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$87,496	$54,272
Restricted cash	3,989	245
Accounts receivable, net	589,610	233,297
Inventories, net	502,125	254,531
Income taxes receivable	20,233	1,012
Investments in debt and equity securities, at market	3,709	5,285
Prepaid expenses and other	70,046	34,821
Assets held for sale	5,018	7,272
Total current assets	1,282,226	590,735

Property, plant and equipment, net	634,599	236,240
Lease right-of-use assets	282,793	—
Goodwill	1,611,213	148,291
Intangible assets, net	1,830,821	127,529
Deferred income taxes	—	982
Other assets, net	12,088	6,598
Total assets	$5,653,740	$1,110,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$4,150
Note payable	—	497
Payable pursuant to a tax receivable agreement	24,760	—
Accounts payable	241,808	170,663
Accrued compensation and benefits	82,804	65,136
Accrued interest	47,237	1,684
Accrued income taxes	11,720	11,685
Current portion of lease liabilities	69,837	—
Other accrued expenses	252,367	81,884
Total current liabilities	756,133	335,699

Long-term debt	3,315,550	403,076
Deferred income taxes	265,464	2,250
Long-term lease liabilities	217,968	—
Other long-term liabilities	190,421	39,085
Total long-term liabilities	3,989,403	444,411

Common stock	1,256	663
Additional paid-in capital	1,243,897	523,788
Accumulated deficit	(308,323)	(186,291)
Accumulated other comprehensive loss, net	(27,419)	(6,708)
Treasury stock, at cost	(1,207)	(1,187)
Total stockholders’ equity	908,204	330,265

Total liabilities and stockholders’ equity	$5,653,740	$1,110,375

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2019	April 29, 2018
Cash flows from operating activities:
Net loss	$(42,484)	$(435)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	127,476	20,800
Non-cash interest expense	3,954	781
Loss on extinguishment of debt	—	21,875
Share-based compensation expense	7,479	7,868
Loss on disposition of business, net	—	6,192
Non-cash fair value premium on purchased inventory	16,249	—
Gains on asset sales, net	(277)	(250)
Provision for doubtful accounts	(205)	(44)
Deferred income taxes	(48,515)	(1,676)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(133,820)	17,060
Inventories	29,430	(24,920)
Income taxes	2,245	(2,822)
Prepaid expenses and other	(706)	(4,182)
Accounts payable	15,079	12,686
Accrued expenses	(2,952)	(12,016)
Other, net	(2,867)	(931)
Net cash provided by (used in) operating activities	(29,914)	39,986
Cash flows from investing activities:
Acquisitions, net of cash acquired	(179,184)	—
Capital expenditures	(57,220)	(16,897)
Proceeds from sale of property, plant and equipment	873	2,678
Business disposition, net	—	(4,415)
Net cash used in investing activities	(235,531)	(18,634)
Cash flows from financing activities:
Proceeds from stock options exercised	—	1,040
Proceeds from ABL facility	270,000	65,000
Payments on ABL facility	(50,000)	(65,000)
Proceeds from term loan	—	415,000
Payments on term loan	(12,810)	(144,147)
Payments on senior notes	—	(265,470)
Payments on note payable	—	(441)
Payments of financing costs	—	(6,275)
Payments related to tax withholding for share-based compensation	(167)	(4,612)
Purchases of treasury stock	—	(46,705)
Net cash provided by (used in) financing activities	207,023	(51,610)
Effect of exchange rate changes on cash and cash equivalents	2,300	(24)
Net decrease in cash, cash equivalents and restricted cash	(56,122)	(30,282)
Cash, cash equivalents and restricted cash at beginning of period	147,607	65,794
Cash, cash equivalents and restricted cash at end of period	$91,485	$35,512

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	April 29, 2018	June 29, 2019	April 29, 2018
Net income (loss) per diluted common share, GAAP basis	$0.14	$(0.09)	$(0.34)	$(0.01)
Restructuring and impairment charges, net	0.06	0.01	0.08	0.02
Strategic development and acquisition related costs	0.10	0.02	0.21	0.03
Loss on disposition of business	—	0.10	—	0.10
Loss on extinguishment of debt	—	0.33	—	0.33
Acceleration of CEO retirement benefits	—	—	—	0.07
Non cash loss (gain) on foreign currency transactions	—	—	(0.01)	—
Non cash charge of purchase price allocated to inventories	—	—	0.13	—
Customer inventory buybacks	—	—	—	—
Other, net	0.01	—	0.02	—
Tax effect of applicable non-GAAP adjustments(1)	(0.04)	(0.12)	(0.11)	(0.15)
Adjusted net income (loss) per diluted common share(2)	$0.26	$0.25	$(0.02)	$0.39

	Three Months Ended		Six Months Ended
	June 29, 2019	April 29, 2018	June 29, 2019	April 29, 2018
Net income (loss) applicable to common shares, GAAP basis	$17,263	$(5,684)	$(42,484)	$(435)
Restructuring and impairment charges, net	7,107	488	10,538	1,582
Strategic development and acquisition related costs	12,086	1,134	26,168	1,861
Loss on disposition of business	—	6,686	—	6,686
Loss on extinguishment of debt	—	21,875	—	21,875
Acceleration of CEO retirement benefits	—	—	—	4,600
Non cash loss (gain) on foreign currency transactions	(523)	305	(1,700)	(166)
Non cash charge of purchase price allocated to inventories	—	—	16,249	—
Customer inventory buybacks	175	—	417	—
Other, net	1,357	—	2,081	(323)
Tax effect of applicable non-GAAP adjustments(1)	(5,396)	(8,140)	(14,357)	(9,838)
Adjusted net income (loss) applicable to common shares(2)	$32,069	$16,664	$(3,088)	$25,842

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.

Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	April 29, 2018	June 29, 2019	April 29, 2018
Operating income, GAAP	$80,931	$18,956	$53,566	$31,854
Restructuring and impairment	7,107	488	10,538	1,582
Strategic development and acquisition related costs	12,086	1,134	26,168	1,861
Loss on disposition of business	—	6,686	—	6,686
Acceleration of CEO retirement benefits	—	—	—	4,600
Non cash charge of purchase price allocated to inventories	—	—	16,249	—
Customer inventory buybacks	175	—	417	—
Other, net	1,357	—	2,081	—
Adjusted operating income	101,656	27,264	109,019	46,583

Other income (expense), net	(397)	270	(52)	727
Depreciation and amortization	67,529	10,442	127,476	20,800
Share-based compensation expense	3,474	1,998	7,479	4,268
Adjusted EBITDA	$172,262	$39,974	$243,922	$72,378

CORNERSTONE BUILDING BRANDS, INC.
BUSINESS SEGMENTS
(In thousands)
(Unaudited)

	Three Months Ended
	June 29, 2019		April 29, 2018
		% of Net Sales		% of Net Sales	% Change
Net Sales
Commercial	$480,285	37.1%	$457,069	100.0%	5.1%
Siding	306,525	23.7%	—	—%	100.0%
Windows	508,647	39.2%	—	—%	100.0%
Total net sales	$1,295,457	100.0%	$457,069	100.0%	183.4%

Gross Profit
Commercial	$121,434	25.3%	$104,083	22.8%	16.7%
Siding	85,042	27.7%	—	—%	100.0%
Windows	98,187	19.3%	—	—%	100.0%
Total gross profit	$304,663	23.5%	$104,083	22.8%	192.7%

Operating Income (Loss)
Commercial	$58,809	12.2%	$40,022	8.8%	46.9%
Siding	25,937	8.5%	—	—%	100.0%
Windows	31,912	6.3%	—	—%	100.0%
Corporate	(35,727)	—	(21,066)	—%	(69.6)%
Total operating income	$80,931	6.2%	$18,956	4.1%	326.9%

	Six Months Ended
	June 29, 2019		April 29, 2018
		% of Net Sales		% of Net Sales	% Change
Net Sales
Commercial	$905,246	38.4%	$878,418	100.0%	3.1%
Siding	524,802	22.2%	—	—%	100.0%
Windows	930,241	39.4%	—	—%	100.0%
Total net sales	$2,360,289	100.0%	$878,418	100.0%	168.7%

Gross Profit
Commercial	$211,835	23.4%	$196,000	22.3%	8.1%
Siding	118,218	22.5%	—	—%	100.0%
Windows	160,527	17.3%	—	—%	100.0%
Total gross profit	$490,580	20.8%	$196,000	22.3%	150.3%

Operating Income (Loss)
Commercial	$83,119	9.2%	$77,821	8.9%	6.8%
Siding	14,283	2.7%	—	—%	100.0%
Windows	27,593	3.0%	—	—%	100.0%
Corporate	(71,429)	—	(45,967)	—%	(55.4)%
Total operating income	$53,566	2.3%	$31,854	3.6%	68.2%